UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2014

BANC OF CALIFORNIA, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 236-5211

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Popular Branch Acquisition

On April 22, 2014, Banc of California, National Association, a national banking association (the “Bank”) and a wholly owned subsidiary of Banc of California, Inc., a Maryland corporation (the “Company”), entered into a Purchase and Assumption Agreement (the “Purchase Agreement”) with Banco Popular North America (“BPNA”), pursuant to which the Bank agreed to acquire select assets and assume certain liabilities comprising BPNA’s network of 20 California branches (the “Branches”).  Subject to the terms of the Purchase Agreement, the Bank will pay approximately $5.4 million for the deposits assumed and loans acquired, which equates to an effective deposit premium of 0.5%, based upon March 31, 2014 deposit balances.

At the closing of the transaction (the “Closing”), and subject to the terms of the Purchase Agreement, the Bank will acquire approximately $1.1 billion in loans and assume approximately $1.1 billion of deposit liabilities related to the Branches.  The Bank will also acquire certain other assets relating to the Branches at the Closing, including, among others, owned and leased real property.  In addition to certain deposits, the Bank will assume certain other liabilities pertaining to the operation of the Branches at the Closing.

The Bank will not acquire the assets or assume the liabilities related to certain business of the Branches to be retained by BPNA, including, among others, BPNA’s credit card, health care and direct banking businesses and residential mortgages.  BPNA will also retain certain loans relating to the Branches, including nonperforming and nonaccrual loans, other real estate owned, home equity lines of credit with a combined loan-to-value ratio in excess of 80% or for which the ability to draw on the line has been frozen and loans relating to BPNA’s credit card business.  Additionally, between the date of the Purchase Agreement and the Closing, the Bank may elect to exclude from the transaction certain other loans or deposits in circumstances described in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants of the parties, including, among others, a covenant that requires BPNA to generally conduct the operations of the Branches in the ordinary course of business and to refrain from certain kinds of transactions.  The Purchase Agreement also contains customary indemnification provisions and indemnification by BPNA for up to 1.5% of credit losses on loans acquired by the Bank for a period of two years following the Closing.  The Purchase Agreement also includes a customary covenant by BPNA not to engage in certain banking businesses or operations conducted by the Branches in the Los Angeles metropolitan area for a period of two years following the Closing, subject to certain customary exemptions.

The transaction is subject to customary conditions to closing, including the receipt of all required governmental approvals, the accuracy of both parties’ representations, the performance in all material respects of all covenants and other agreements required by the Purchase Agreement and the execution and delivery of related transaction documents.  In addition, the obligation of the Bank to complete the transaction is subject to its receipt of financing necessary to complete the transaction on the terms set forth in the Purchase Agreement.  The Bank is obligated to pay a fee of $2 million if the Purchase Agreement is terminated in certain circumstances, including, among others, if BPNA terminates the Purchase Agreement because the Bank fails to obtain acceptable financing to enable the Bank to consummate the transaction by September 30, 2014.

The foregoing description of the Purchase Agreement and transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1, and is incorporated into this Current Report on Form 8-K by reference.  Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties.  Representations and warranties may be used as a tool to allocate risks between the parties to the Purchase Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts.  Furthermore, representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors.  The assertions embodied in such representations and warranties may be qualified by information contained in disclosure schedules that the parties exchanged in connection with the execution of the Purchase Agreement.

Oaktree and Patriot Investments

On April 22, 2014, the Company entered into two separate Securities Purchase Agreements (collectively, the “SPAs”) one with OCM BOCA Investor, LLC (“Oaktree”), an entity owned by investment funds managed by Oaktree Capital Management, L.P., and one with Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively, “Patriot”, and together with Oaktree, the “Investors”), pursuant to which the Company agreed to sell shares of its common stock, par value $0.01 per share (the “Shares”), at a price of $11.50 per Share, subject to adjustment in the event the Company sells Shares in certain circumstances at a lower price prior to the Closing.  The Company agreed to sell a number of Shares to Oaktree such that the percentage of the outstanding Shares owned by Oaktree immediately following the closing of the investment contemplated by its SPA will equal 9.9%.  The Company agreed to sell a number of Shares to Patriot that would result in an aggregate purchase price of $10 million; provided that Patriot may, at its option, purchase additional Shares so that the percentage of the outstanding Shares owned by Patriot immediately following the closing of the investment contemplated by its SPA will equal up to 9.9%.

Each SPA contains customary representations and warranties from the Company and the applicable Investor.  The parties have agreed to customary closing conditions and covenants, and the Company has undertaken certain customary indemnification obligations.

The foregoing description of the SPAs and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the SPAs, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, and are incorporated into this Current Report on Form 8-K by reference.  Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein, neither SPA is intended to be a source of factual, business or operational information about the

2

parties.  Representations and warranties may be used as a tool to allocate risks between the parties to the SPAs, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts.  Furthermore, representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors.

Item 9.01.                            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Purchase and Assumption Agreement, dated as of April 22, 2014, by and between Banco Popular North America and Banc of California, National Association
10.1	Securities Purchase Agreement, dated as of April 22, 2014, by and between Banc of California, Inc. and OCM BOCA Investor, LLC
10.2	Securities Purchase Agreement, dated as of April 22, 2014, by and among Banc of California, Inc., Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel L.P.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: April 25, 2014
By: /s/ Richard Herrin
Name: Richard Herrin
Title: Executive Vice President, Chief Administrative Officer and Corporate Secretary

4

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase and Assumption Agreement, dated as of April 22, 2014, by and between Banco Popular North America and Banc of California, National Association
10.1	Securities Purchase Agreement, dated as of April 22, 2014, by and between Banc of California, Inc. and OCM BOCA Investor, LLC
10.2	Securities Purchase Agreement, dated as of April 22, 2014, by and among Banc of California, Inc., Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel L.P.

5